Exhibit 10.3

PATENT LICENSE AGREEMENT

THIS PATENT LICENSE AGREEMENT (this “Agreement”), dated on or about July 20, 2015, and effective as of the Effective Date, is by and between Dell Inc., for itself and its Subsidiaries (“Dell”), and SecureWorks Holding Corporation, for itself and its Subsidiaries (“Spyglass”) (each a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, the Parties intend that Spyglass will issue and sell in a registered public offering up to twenty percent (20%) of the post-offering outstanding common stock of Spyglass, and thereby become a public company (“IPO”);

WHEREAS, in order to ensure that following the IPO each of Dell and Spyglass has ongoing rights to certain Patents owned by the other Party, Dell hereby agrees to license to Spyglass certain Patents owned by Dell, and Spyglass hereby agrees to license to Dell certain Patents owned by Spyglass, as further set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

Defined Terms

Section 1.01 Certain Defined Terms. For purposes of this Agreement, the following capitalized terms shall have the following meanings:

“Bankruptcy Code” has the meaning set forth in Section 3.04;

“Dell Licensed Patents” means all Patents owned by Dell and used or contemplated for use by Spyglass solely for the Spyglass Business as of the Effective Date;

“Dell Subsidiary” means any Subsidiary of Dell Inc., other than Spyglass and its Subsidiaries;

“Dispute” has the meaning set forth in Section 6.01;

“Dispute Resolution Commencement Date” has the meaning set forth in Section 6.01;

“Effective Date” means August 1, 2015, at 12:01 AM Central Daylight Time;

“ICC Rules” has the meaning set forth in Section 6.02;

“Improvement” means a development, improvement, enhancement, modification, adaptation or derivative work to or of the Dell Licensed Patents or Spyglass Licensed Patents, as applicable;

“Licensee” means Spyglass or Dell as the licensee hereunder, as applicable;

“Licensor” means Spyglass or Dell as the licensor hereunder, as applicable;

“Patents” means patents and provisional and non-provisional patent applications, and all continuations, continuations-in-part, extensions, reissues, divisions or invention disclosures relating thereto;

“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government (whether or not having a separate legal personality);

“Spyglass Business” means the business of (a) providing (i) information and network managed security services, (ii) information and network security and risk consulting, (iii) security incident response services, and (iv) security-related regulatory compliance solutions; and (b) researching and developing responses to cyber security threats, in each case as conducted as of the Effective Date by Spyglass or any Spyglass Subsidiary;

“Spyglass Licensed Patents” means all Patents owned by Spyglass, including the Patents existing as of the Effective Date set forth on Exhibit A hereto and Patents filed after the Effective Date;

“Spyglass Subsidiary” means any Subsidiary of SecureWorks Holding Corporation;

“Subsidiary” means, with respect to any Party (the “parent”), (a) any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as (b) any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent; and

“Third Party” means a Person other than a Party.

ARTICLE II

License Grant

Section 2.01 License to Dell. Subject to the terms and conditions of this Agreement, Spyglass hereby grants to Dell a non-exclusive, worldwide and fully paid-up license in and under the Spyglass Licensed Patents to make, have made, use, sell, offer for sale, import and otherwise commercialize products and services. The foregoing licenses to the Spyglass Licensed Patents are fully sublicenseable by Dell.

Section 2.02 License to Spyglass. Subject to the terms and conditions of this Agreement, Dell hereby grants to Spyglass a non-exclusive, worldwide and fully paid-up license in and under the Dell Licensed Patents to make, have made, use, sell, offer for sale, and import products and services for the Spyglass Business. The foregoing license to the Dell Licensed Patents is fully sublicenseable by Spyglass subject to the limitation that any such sublicense shall be solely for purposes of the Spyglass Business and for no other purposes.

Section 2.03 Reservation of Rights. All rights in and to all Spyglass Licensed Patents that are not explicitly granted in Section 2.01 or otherwise set forth in writing between the Parties are hereby reserved. All rights in and to all Dell Licensed Patents that are not explicitly granted in Section 2.02 or otherwise set forth in writing between the Parties are hereby reserved.

ARTICLE III

Term; Termination

Section 3.01 Term. The term of this Agreement shall commence on the Effective Date and, subject to Section 3.02 below, shall remain in effect (a) with respect to the Dell Licensed Patents, until the last to expire of such Patents, and (b) with respect to the Spyglass Licensed Patents, until the last to expire of such Patents.

Section 3.02 Termination. This Agreement (or the applicable portion thereof) may be terminated only as follows:

(a) With respect to all or a portion of the Spyglass Licensed Patents, by Dell upon written notice at any time;

(b) With respect to all or a portion of the Dell Licensed Patents, by Spyglass upon written notice at any time; and

(c) By a Party upon written notice in the event of the other Party’s material breach of this Agreement, which breach remains uncured thirty (30) days after the breaching Party’s receipt of written notice thereof; provided however, in the event of any such termination for breach, the licenses granted to the non-breaching Party hereunder automatically shall convert to perpetual, irrevocable licenses and shall survive any such termination.

Section 3.03 Effect of Termination. Except as otherwise set forth in Section 3.02(c), upon the (a) expiration of this Agreement or (b) termination of this Agreement pursuant to Section 3.02(a) or (b), all licenses granted hereunder with respect to the Spyglass Licensed Patents or Dell Licensed Patents, as applicable, shall terminate.

Section 3.04 Licensor Bankruptcy. Should a Licensor become the subject of a bankruptcy or similar insolvency proceeding or any analogous proceeding in any jurisdiction to which such Licensor is subject, the Licensee shall be permitted to retain its licenses in Patents under this Agreement and to take appropriate action as may be reasonably required to retain such licenses. Without limiting the foregoing, all licenses granted to a Licensee under this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, as amended (the “Bankruptcy Code”), licenses to rights to “intellectual property” as defined in the Bankruptcy Code. In furtherance and not in limitation of the foregoing, upon the commencement of any bankruptcy proceeding by or against a Licensor under the Bankruptcy Code, the Licensee may fully exercise all of its rights and elections under the Bankruptcy Code to retain the licensed rights granted to it by the Licensor pursuant to this Agreement and to use the Dell Licensed Patents and/or Spyglass Licensed Patents, as applicable, as in effect immediately prior to such proceeding, notwithstanding any rejection of this Agreement in any such proceeding. A Licensee shall not be deemed to have terminated this Agreement unless it has expressly done so in writing.

Section 3.05 Survival. Section 3.02 (Termination), Section 3.03 (Effect of Termination), Section 3.05 (Survival), Article VI (Dispute Resolution), Article VII (Warranty Disclaimer), Article VIII (Limitation of Liability), and Article IX (Miscellaneous) shall survive any termination of this Agreement.

ARTICLE IV

Prosecution, Infringement and Defense

Section 4.01 Prosecution of Licensed Patents. The prosecution and maintenance of Patents licensed hereunder shall be at the sole and absolute discretion of the Licensor that owns the applicable Patents. Notwithstanding the foregoing, in the event that Spyglass decides not to prosecute and/or maintain patent protection for any Spyglass Licensed Patent: (a) Spyglass shall notify Dell of such determination in writing reasonably in advance of any prosecution or maintenance deadline relating thereto; and (b) Dell shall have the right to request that Spyglass transfer ownership of such Spyglass Licensed Patent to Dell, and upon such request Spyglass shall transfer ownership of such Spyglass Licensed Patent to Dell at Dell’s expense, and Spyglass shall cooperate to promptly assign in writing all of Spyglass’ right, title and interest in and to such Spyglass Licensed Patent to Dell.

Section 4.02 Enforcement of Patents. The Licensor shall have the sole right, but not the obligation, to prosecute or take other action regarding any acts of infringement, misappropriation or other violation by a Third Party of the Patents licensed by the Licensor to the Licensee hereunder.

ARTICLE V

Improvements

Each Party shall have the right to create or develop Improvements at any time, which Improvements shall be owned by the creating or developing Party subject to any of the other Party’s pre-existing rights in the Dell Licensed Patents and/or Spyglass Licensed Patents, as applicable. Such Improvements owned by Dell shall be considered part of the Dell Licensed Patents hereunder, and such Improvements owned by Spyglass shall be considered part of the Spyglass Licensed Patents hereunder.

ARTICLE VI

Dispute Resolution

Section 6.01 Negotiation. If a dispute, controversy or claim (“Dispute”) arises between the Parties relating to the interpretation or performance of this Agreement, within fifteen (15) days from a request from a Party in writing, appropriate senior executives of each Party, who shall have the authority to resolve the matter, shall meet to attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies. The date of the initial meeting between appropriate senior executives shall be referred to herein as the “Dispute Resolution Commencement Date.” Discussions and correspondence relating to trying to resolve such Dispute by meetings between appropriate senior executives shall be treated as confidential information developed for the purpose of settlement and shall be exempt from discovery or production, if any, in connection with any arbitration conducted pursuant to Section 6.02 and shall not be admissible as evidence in such an arbitration. If the senior executives do not resolve the Dispute within thirty (30) days from the Dispute Resolution Commencement Date, either Party may begin arbitration pursuant to Section 6.02.

Section 6.02 Arbitration. If any Dispute is not resolved pursuant to Section 6.01, either Party may initiate an arbitration conducted in New York City and in the English language pursuant to the Rules of Arbitration of the International Chamber of Commerce (the “ICC Rules”) and by three (3) arbitrators appointed in accordance with the ICC Rules, pursuant to which the Dispute will be finally settled. The Emergency Arbitrator Provisions of the ICC Rules will apply to any Dispute, and the Parties agree that the Emergency Arbitrator Provisions of the ICC Rules will be the exclusive means of seeking any urgent interim or conservatory measures in connection with a Dispute and that the International Chamber of Commerce will be the exclusive forum for seeking any urgent interim or conservatory measures in connection with a Dispute, except that a Party may seek to confirm or enforce an order issued pursuant to the Emergency Arbitrator Provisions of the ICC Rules in any court of competent jurisdiction. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

Section 6.03 Continuity of Service and Performance. Unless otherwise agreed in writing, the Parties will continue to honor all commitments with respect to all matters under this Agreement during the course of dispute resolution pursuant to the provisions of this Article VI.

ARTICLE VII

Warranty Disclaimer

ALL PATENTS LICENSED HEREUNDER ARE LICENSED “AS IS” WITHOUT ANY WARRANTY OF ANY KIND. NEITHER PARTY PROVIDES TO THE OTHER PARTY ANY REPRESENTATION OR WARRANTY IN CONNECTION WITH SUCH PARTY’S LICENSED PATENTS OR THIS AGREEMENT, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, DATA ACCURACY, QUIET ENJOYMENT OR NON-INFRINGEMENT, OR ANY WARRANTIES ARISING OUT OF COURSE OF DEALING OR COURSE OF PERFORMANCE.

ARTICLE VIII

Limitation of Liability

Section 8.01 DAMAGES WAIVER. IN NO EVENT SHALL EITHER PARTY OR ITS SUBSIDIARIES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR ASSIGNS BE LIABLE FOR ANY CONSEQUENTIAL, PUNITIVE, SPECIAL, OR EXEMPLARY DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT, WHETHER BY STATUTE, IN TORT, OR IN CONTRACT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Section 8.02 EXCEPTIONS. THE PROVISIONS OF SECTION 8.01 SHALL NOT APPLY IN CONNECTION WITH DAMAGES ARISING OUT OF A PARTY’S WILLFUL MISCONDUCT OR FRAUD.

ARTICLE IX

Miscellaneous

Section 9.01 Relationship between the Parties. The relationship between the Parties established under this Agreement is that of licensor and/or licensee, as applicable, and neither Party is by virtue of this Agreement an employee, agent, partner, or joint venturer of or with the other.

Section 9.02 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the applicable laws of any jurisdiction other than the State of Texas.

Section 9.03 Notice. Whenever, by the terms of this Agreement, notice, demand or other communication shall or may be given to either Party, the same shall be in writing and shall be addressed to the other Party at the addresses set forth below, or to such other address or addresses as shall from time to time be designated by written notice by any Party to another in accordance with this Section 9.03. All notices shall be delivered as follows (with notice deemed given as indicated): (a) by personal delivery when delivered personally; (b) by Federal Express or other established overnight courier upon written verification of receipt; (c) by facsimile transmission when receipt is confirmed; (d) by certified or registered mail, return receipt requested, upon verification of receipt; or (e) by electronic delivery (for routine communications) when receipt is confirmed.

If to Dell:

Dell Inc.

One Dell Way

Round Rock, Texas 78682

Attn: General Counsel

Email: Dell_Corporate_Legal_Notices@Dell.com

If to Spyglass:

SecureWorks Holding Corporation

One Concourse Parkway, Suite 500

Atlanta, Georgia 30328

Attn: Legal

Section 9.04 Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns. Neither Party may assign this Agreement or any rights or obligations hereunder, except for any assignment by Spyglass to a Spyglass Subsidiary or Dell to a Dell Subsidiary (which shall not relieve such Party of liability in the event of a default by such Subsidiary), without the prior written consent of the other Party, and any such assignment without such consent shall be void. In no event may Spyglass assign or transfer, without the prior written consent of Dell, all or any of the Spyglass Licensed Patents unless (a) Spyglass provides written notice to Dell at least 30 days prior to the assignment or transfer; (b) such assignment or transfer is made subject to all of Dell’s rights under this Agreement; and (c) the assignee or transferee agrees in a writing delivered to Dell to be bound fully by the terms and conditions of this Agreement.

Section 9.05 No Third-Party Beneficiaries or Right to Rely. Except as set forth in this Agreement, (a) nothing in this Agreement is intended to or shall create for or grant to any Third Party any rights or remedies whatsoever, as a third-party beneficiary or otherwise; (b) no Third Party is entitled to rely on any of the representations, warranties, covenants or agreements contained herein; and (c) no Party shall incur any liability or obligation to any Third Party because of any reliance by such Third Party on any representation, warranty, covenant or agreement herein.

Section 9.06 Severability. If any term or other provision of this Agreement is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 9.07 Failure or Indulgence Not Waiver; Remedies Cumulative. Any provision of this Agreement or any breach thereof may only be waived if done specifically and in writing by the Party which is entitled to the benefits thereof. No failure or delay on the part of any Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 9.08 Entire Agreement; Amendment. This Agreement constitutes the sole and entire understanding of the Parties with respect to the matters contemplated hereby and supersedes and renders null and void all prior negotiations, representations, agreements and understandings (oral and written) between the Parties with respect to such matters. No change or amendment may be made to this Agreement except by an instrument in writing signed on behalf of each of the Parties.

Section 9.09 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

Section 9.10 Certain Rules of Construction.

(a) The terms “hereof,” “herein” and “herewith,” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits) and not to any particular provision of this Agreement; and Recital, Article, Section, Schedule and Exhibit references are to the Recitals, Articles, Sections, Schedules and Exhibits of or to this Agreement, unless otherwise specified.

(b) The word “including” and words of similar import when used in this Agreement shall mean “including without limitation” unless the context otherwise requires or unless otherwise specified.

(c) The word “or” shall not be exclusive.

(d) Words expressed in the singular number shall include the plural and vice versa; words expressed in the masculine shall include the feminine and neuter gender and vice versa.

(e) References to “day” or “days” are to calendar days. References to “the date hereof” shall mean as of the date of this Agreement.

(f) The headings contained in this Agreement are for reference purposes only and are not part of this Agreement.

(g) No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement.

(h) A reference to a statute, listing rule, regulation, order or other applicable law includes a reference to the corresponding regulations and instruments and includes a reference to each of them as amended, consolidated, recreated, replaced or rewritten.

(i) If a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(j) A reference to a Party to this Agreement or another agreement or document includes the Party’s successors, permitted substitutes and permitted assigns.

IN WITNESS WHEREOF, the undersigned has executed this Patent License Agreement, as of the date first written above.

Dell Inc.

/s/ Janet B. Wright
Janet B. Wright
Vice President & Asst. Secretary

SecureWorks Holding Corporation

/s/ Michael R. Cote
Michael R. Cote
President & Chief Executive Officer

Exhibit A

Spyglass Patents

See attached.

A-1

Dell Reference	Country Code
04180 CA	CA
04180A US	US
04180B US	US
04181 US	US
04181.01	US
04181A US	US
04183A US	US
04186 CN	CN
04186 DE	DE
04186 GB	GB
04186 IN	IN
04186 SG	SG
04186.01	US
04186A US	US
04188 US	US
04188.01	US
101496.01	US
101497.01	US
101741.01	US
102287.01	US
103060.01	US
103094.01	US
19204 US	US
19402 US	US
19402.01	US
19718.01	US
19718.02	US
105354.01	US
105419.01	US
105420.01	US
105421.01	US
105422.01	US
105622.01	US
105623.01	US
105624.01	US
105625.01	US

A-2